Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 33-53887 of Merrill Lynch Mid Cap Value Opportunities Fund of The Asset Program, Inc. (the “Program”) on Form N-1A of our report dated March 22, 2005 appearing in the January 31, 2005 Annual Report of the Program, which is incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
May 23, 2005